Phoenix Technologies Ltd./Confidential         Phoenix Agreement Number 14820100

                           PHOENIX TECHNOLOGIES LTD.
                          TECHNOLOGY LICENSE AGREEMENT


     This Technology License Agreement ("Agreement") is entered into and is effective as of February 12, 1998 ("Effective Date") between Phoenix Technologies Ltd., a Delaware corporation having its principal place of business at 411 East Plumeria Drive, San Jose, California 95134 ("PTL"), and Maker Communication, Inc., a corporation having its principal place of business at 73 Mount Watye Avenue, Framingham, Massachusetts 01702 ("Licensee"). In consideration of the premises and covenants contained herein, the parties agree as follows:

1.0  DEFINITIONS

1.1 "Competitor" means a company, corporation, or other entity that develops, markets, and/or license software similar in function to PTL's Virtual Chips line of commercially available products.

1.2 "Contractor(s)" means a company, corporation, or other entity that provides services for Licensee's Design Group, as set forth in Section 3.1.5 below. No Competitor will be a Contractor.

1.3 "Core" means PTL's Virtual Chips synthesizable core software product in source code form and any associated design files, as licensed under this Agreement.

1.4 "Defect(s)" wil1 mean any mistake, problem, or error which is capable of reproduction by PTL and which causes (a) an incorrect functioning or non-functioning of the Software, or (b) renders the Software inoperable, or (c) causes the Software to fail to meet its specifications.

1.5 "Derivative Work" means a computer program and any subsequent design, including any resultant integrated circuit, which is a Modification made by Licensee based on or incorporating material from the Software so that the Modification, as a whole, represents an original work of authorship.

1.6 "Design Group" means a group within Licensee which is a single design team designated to design Licensee's IC and/or test Licensee's IC. Such Design Group will be designated on the Purchase Order. Each such group may have no more than three locations, anywhere in the world. Each such location will be identified by Licensee to PTL, in writing. Additional locations must be agreed to, in writing, by PTL.

1.7 "Licensee's IC" means (a) the device created from integrated circuit designs by the Design Group, as identified in the Purchase Order accepted by PTL, and which incorporates the Core; and/or (b) the device created from integrated circuit designs by the Design Group which is tested using the Test Environment.

l.8 "Modification(s)" means a revision, augmentation, abridgment, upgrade, addition, adaptation, or other modification to the Software.

1.9 "Purchase Order(s)" means the order form issued to PTL by Licensee stating the Software, Reuse, New Design Group, training, and/or services Licensee requests from PTL.

1.10 "Reuse" means use of the Core by the Design Group on a new and functionally different integrated circuit design. A Reuse occurs at synthesis of Licensee's IC. Changes to fix functional problems (bugs), timing problems or other errors in Licensee's IC will not be considered a Reuse.

1.11 "SGN Format" means Core represented in a synthesized gate level net list format and subsequent formats as part of the process of creating an integrated circuit.

1.12 "Software" means Core and Test Environment, collectively, as licensed under this Agreement.

1.13 "Test Environment" means PTL's Virtual Chips simulation and test software in source code form and any associated design files, as licensed under this Agreement.

1.14 "Licensee Simulation Model" means a simulation program developed by Licensee that contains the Core or derivatives thereof.

2.0  QUOTATIONS AND PURCHASE ORDERS


2.1 PTL will provide a written quotation for any Associated Fees, defined below, for Software, Reuse, new Design Group, training, and/or other services requested by Licensee ("Official Quotation").

2.2 Licensee will have no obligation to license any particular Software from PTL, except as expressly set forth in Purchase Orders executed by authorized representatives of Licensee, and accepted by PTL. The Purchase Order will contain all of the information set forth on the Official Quotation. Notwithstanding anything to the contrary on the Purchase Order, should Licensee accept delivery of any Software or services from PTL, the information on the Official Quotation will take precedence over the Purchase Order, and the Official Quotation will be subject to the terms and conditions of this Agreement.

2.3 Licensee will notify PTL, if Licensee desires to license additional Software and/or an additional Design Group, and/or obtain other services, and PTL will issue an Official Quotation to Licensee pursuant to this Section 2. Such other services, including maintenance and support, and consulting will be subject to execution of a separate addendum to this Agreement.

3.0  LICENSE


3.1 Subject to the terms and conditions of this Agreement and contingent upon payment of all amounts due hereunder, PTL grants to Licensee the following non-exclusive, nontransferable, worldwide licenses for use of the Software by the Design Group:

     3.1.1 A license to make Modifications to the Core, and use the derivative implementation of the Core solely for incorporation into and distribution with Licensee's IC, and for no other purpose.

     3 1.2 A license to manufacture or have manufactured Licensee's IC, the design of which is based in part on the Core, by a third party semiconductor manufacturer, located anywhere in the world, and which may include Licensee ("Manufacturer(s)"). Provided, however, that during such manufacturing process, any disclosure to Manufacturer is made
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Phoenix Technologies Ltd./Confidential         Phoenix Agreement Number 14820100

in the SGN Format for the limited purpose of manufacturing Licensee's IC. Prior to disclosure of the SGN Format, such Manufacturer(s) will sign an agreement With Licensee which includes (a) a confidently provision at least as restrictive as set form in Section 9 below, (b) a provision that Manufacturer may not use the SGN Format for the production of any device except Licensee's IC, and (c) a provision that Manufacturer may not sell or make available Licensee's IC to any party other than Licensee.

     3.1.3 A license to Reuse the Core for design and development of additional Licensee's IC by the Design Group. Provided, however, that prior to synthesis of Licensee's IC, Licensee agrees to notify PTL, in writing, of Licensee's intent to Reuse the Core. Such Reuse will be subject to an Official Quotation as set forth in Section 2 above. Licensee does not have the right to produce any Licensee's IC, the design of which is based upon the Core, until there is a Purchase Order for such Reuse accepted by PTL under this Agreement

     3.1.4 A license to make Modifications to the Test Environment, and use the Test Environment for the sole purpose of testing one or more Licensee's IC, and for no other purpose.

     3.15 A license to (a) provide tile Core to Contractors, for the purpose of making Modifications or maintaining the Core for use in Licensee's IC, and for no other purpose and (b) provide the Test Environment to Contractors, for the purpose of making Modifications and/or testing one or more Licensee's IC, and for no other purpose. Prior to disclosure of the Software, such Contractors will sign an agreement with Licensee which includes (x) a confidentiality provision at least as restrictive as set forth in Section 9 below, (y) a provision which allows PTL the right to inspect during regular business hours, upon five (5) days written notice, Contractors use of the Software, and (z) a provision indicating that Contractor will not disclose, redistribute, or sublicense the Software, in whole or in part or in any form to any third party. Such Contractor shall only be allowed to use the Software at Licensee's Design Group location. Licensee accepts responsibility and liability for the actions of such Contractors. PTL will notify Licensee of the basis for initiating an Inspection, pursuant to subsection A), and allow Licensee to provide an explanation or cure to the satisfaction of PTL. If PTL is not satisfied with the explanation or cure provided by Licensee, PTL may, upon five (5) days notice, initiate the inspection. PTL agrees to conduct the inspection in accordance with Licensee's confidentiality and security policies.

     3.1.6 A license to provide Licensee's customers the Simulation Model, in an encrypted SGN Format or object code format, provided: (i) Licensee's customers have first entered into an agreement with Licensee having confidentiality restrictions similar to those contained in this Agreement to prohibit said customer from disclosing the Simulation Model, or portions thereof, to third parties; and (ii) that said agreement further restricts said customers from reverse engineering, decompiling or performing any other acts to discover the Simulation Model's means of operation.


3.2 Under no circumstances may Licensee disclose, sublicense distribute, transfer, use or allow access to the Software, except as permitted under this
Section 3, to a third-party without prior written consent signed by an authorized representative of PTL.

3.3   Licensee   has  the  sole   responsibility   for   supporting   Licensee's
Modifications. PTL will have no liability or responsibility for Software modified by anyone other then PTL. Nothing in the foregoing sentence is intended to limit PTL's liability or responsibility for the unmodified Software.

3.4 Licensee will not alter or remove, and will not permit or authorize any third party to alter or remove the copyright notices from the Software.

3.5 Licensee will not be obligated to provide PTL with Licensee's Modifications. If Licensee provides PTL with a copy of any Modification, unless otherwise agreed in a separate writing signed by authorized representatives of the parties, Licensee will be deemed to have granted PTL a non-exclusive, perpetual, worldwide, royalty free license to use and sublicense any such Modification for any purpose PTL deems fit.

3.6 PTL may include third party intellectual property in the Software. PTL will inform Licensee of such third party property, and Licensee will have the option to refine disclosure of such Software. If Licensee receives such Software, then Licensee agrees to be bound by the additional obligations or restrictions required by the third parties with respect to such intellectual property.

3.7 Licensee is prohibited from using PTL's intellectual property to develop, market and/or license (a) a stand alone synthesizable core software product which is similar in function to the Core, or (b) a stand alone test environment product which is similar in function to the Test Environment. ("Competitive Product"). Licensee is not prohibited from independently (without any use of any of PTL's intellectual property) developing, marketing, and/or licensing a Competitive Product.


4.0  DELIVERY

PTL will deliver the Software and any other deliverables within ten (10) business days following the acceptance of the Purchase Order by PTL, unless the parties agree, in writing, to a different delivery schedule.


5.0  ASSOCIATED FEES AND PAYMENT

5.1 Licensee will pay PTL the associated fees for the Software, any applicable per unit royalties, Reuse, new Design Group, training, and/or other services ["Associated Fee(s)"], as set forth in the Official Quotation and invoiced by PTL. Per unit royalties are applicable, Licensee will report and pay such royalties as set forth in this Section 5. Licensee's commitment to pay the Associated Fees to PTL will be non-cancelable and the payment due will be an absolute commitment and no payment will be refundable under any circumstances, except as set forth in Section 8.3 below. All payments are payable in United States dollars and will be due within thirty (30) days after the date of PTL's invoice to Licensee, except with regard to per unit royalties where payment will be due and payable as set forth in this Section 5.

5.2 Licensee is required to pay per unit royalties, Licensee will submit royalty reports to PTL, on a form approved by PTL before the end of the month following each calendar quarter

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Phoenix Technologies Ltd./Confidential         Phoenix Agreement Number 14820100


after the Effective Date of this Agreement. Each report will accurately set forth the number of units of each Licensee's IC (the design of which is based in part on the Core) sold, or otherwise distributed or disposed of by Licensee during such quarter. Each such report will be accompanied by payment of all Associated Fees due to PTL pursuant to said report. Licensee's obligations to furnish quarterly royalty reports and to make quarterly royalty payments to PTL will continue as long as Licensee sells or distributes Licensee's IC, the design of which is based in part on the Core. Royalty reports are required even if Licensee reports no such sales or other distributions or disposals of Licensee's IC, the design of which is based in part on the Core. If Licensee stops selling Licensee's IC (the design of which is based in part on the Core), Licensee will promptly submit to PTL a written notice, a find quarterly royal report, a final royalty payment in the full amount of all Associated Fees due to PTL and a written certification that it has stopped selling Licensee's IC (the design of which is based in part on the Core).

5.3 Associated Fees and all other amounts payable by Licensee to PTL hereunder do not include any taxes or charges imposed by any federal, state, local or foreign jurisdiction. Licensee will pay any and all such tomes and charges (other than tax based on PTL's net income) and will provide PTL with satisfactory evidence of Such payment on request.

5.4 If a foreign government requires taxes to be withheld on payments to be made by Licensee hereunder, then to the extent PTL is entitled to and can utilize a U.S. Foreign Tax Credit for such taxes, Licensee may deduct such taxes from the amount owed to PTL and pay them to the appropriate tax authority. Licensee will obtain and deliver to PTL a receipt and a11 other documents necessary for PTL to claim a Foreign Tax Credit.

5.5 If Licensee purchases licenses for Software other then the Test Environment or uses the Test Environment in any manner not contemplated under this Agreement, PTL may have a third party audit, no more than once per calendar year, Licensee's records relating to the Software to determine whether Licensee has correctly reported and calculated all of the Associated Fees due PTL. The auditor shall be an accredited independent auditor from a recognized accounting firm, and be mutually agreed upon by Licensee and PTL, with Licensee's acceptance of the selected auditor not to be unreasonably withheld. If Licensee will give the auditors reasonable access during normal business hours to Licensee's premises where such records and documentation arc located. If an audit discloses an underpayment of Associated Fees, Licensee will immediately pay PTL the additional fees due with interest, from the original payment due date, at the rate of one percent per month. PTL and Licensee will bear their own expenses incurred in the audit; however, if an audit discloses an underpayment of Associated Fees of five percent (5%) or more of the total Associated Fees originally due for the period being audited, Licensee will reimburse PTL for all reasonable expenses incurred by PTL the audit.


6.0  TRAINING

Subject to payment of fees by Licensee to PTL, PTL will provide to licensee certain training of the Software. Such training will be provided at a regularly scheduled PTL training class at PTL's San Jose, Ca1ifoniia facility. Licensee will be solely responsible for all travel, accommodation, and miscellaneous expenses for Licensee's attendance at such training. Training is subject to an Official Quotation pursuant to Section 2 above.

7.0  OWNERSHIP

7.1 Title and full ownership in the Software, deliverables, related documentation and all copies thereof will remain with PTL and/or its suppliers. PTL retains the right to use, copy, modify, sublicense, and distribute the Software and modifications thereto made by PTL. Licensee will not knowingly infringe upon any rights of PTL or others in the Software, any other deliverables or documentation.

7.2 Any and all Modifications, including Derivative Works, to the Software made solely by Licensee will remain the sole property and responsibility of Licensee. Licensee will have the right to register copyrights of its Derivative Works (as a derivative work) and will have the responsibility of defending them. Any Derivative Work will contain PTL and its suppliers' copyright polices embedded in the code and displayed in the source code of the Derivative Work.


8.0  LIMITED WARRANT AND REMEDIES

8.1 PTL warrants that the Software, as delivered by PTL to Licensee hereunder will, for a period of three (3) months after delivery of such Software to Licensee, conform the respective industry standards set forth for said Software, subject to mutually agreed upon exceptions.

8.2 During the warranty period, PTL will repair, at PTL's sole expense, any Defect in the Software which causes the Software to fail to conform to such specifications, provided that Licensee gives PTL written police of such Defect.

8.3 If the Software is found defective, PTL'S sole obligation under this warranty, is, at PTL's option, to: (a) remedy such defect using commercially reasonable efforts; or (b) refund to Licensee all amounts paid hereunder with respect to the defective Software, and this Agreement with respect to the defective Software will terminate.

8.4 THIS SECTION 8 SETS FORTH LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR THE PERFORMANCE OR NONPERFORMANCE OF THE SOFTWARE AND FOR ANY WARRANTY CLAIM WITH RESPECT TO THE SOFTWARE. THE WARRANTY ABOVE WILL BECOME NULL AND VOID WITH RESPECT TO ANY SOFTWARE THAT HAS BEEN MODIFIED IN AWAY WAY BY ANYONE OTHER THAN PTL, WHETHER OR NOT SUCH MODIFICATIONS WERE PERMN1ITTED HEREUNDER.

8.5 PTL MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE OTHER THAN THE ONES EXPRESSLY SET FORTH IN THIS SECTION 8, AND PTL EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. NO AGENT OF PTL IS

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Phoenix Technologies Ltd./Confidential         Phoenix Agreement Number 14820100

AUTHORIZED TO ALTER OR EXPAND THE WARRANTY OBLIGATIONS OF PTL.

9.0  CONFIDENTIALITY

9.1 The parties agree that any and all Software, business, and technica1 data and information supplied by one party to the other party hereunder are and will remain the confidential and proprietary information of the party disclosing the information and/or its third party suppliers. All such information disclosed and received hereunder will be held in confidence. Said information will be used only by those employees and Contractors, as authorized in Section 3.1.5 above, of the receiving party who have a need to know such information for purposes related to this Agreement. Unless otherwise provided for herein, the information, not including the Software, will be safeguarded for a period of five (5) years from the disclosure date using at least the same degree of care the receiving party uses to protect its own most confidential information, but in no event less than reasonable care. The confidentiality provisions regarding disclosure of the Software will continue in effect until such time as PTL may make the Software available to the public without restrictions on disclosure. The confidentiality provisions of this Agreement will survive any termination of this Agreement. No obligations of confidentiality extend to information that (a) is or becomes publicly available; without breach of this Agreement by the receiving party, (b) is independently developed by the receiving party without reliance on the confidential information, (c) is rightfully received with no restriction on confidentiality.

9.2 Neither party will disclose the terms of this Agreement other then to business, financial and legal advisors, or as required by law or regulation, or make any reference to the other party in any press release, brochure or other communication to the public, without the express written consent of the other party. Notwithstanding the foregoing, PTL may publicly indicate that Licensee is a customer of PTL, without disclosing any particular terms of the Agreement. Any additional information related to the licensing of the Software that either party wishes to make public shall be mutually agreed upon in writing prior to disclosure.


10.0 INTELLECTUAL PROPERTY INDEMNIFICATION

10.1 Except as otherwise provided below, PTL will, at its own expense, defend or settle any claim made or threatened or any suit or proceeding brought against Licensee so far as it is based on an allegation that any Software furnished hereunder infringe a North America or a European Community patent or copyright in existence on the date of this Agreement, if Licensee notifies PTL in writing within twenty (20) days of such claim, suit or proceeding, and gives PTL all information, assistance and authority to defend or settle the same at PTL's expense. PTL will have no responsibility hereunder for any settlement of any such claim or suit made by Licensee without PTL's prior written approval. PTL will reimburse Licensee for the actual and reasonable expenses incurred by it in providing PTL with such information, assistance and authority but PTL will not reimburse Licensee for any cost of counsel retained by it in connection with such claim suit or proceeding.

10.2 If any Software is held to infringe and the use of said Software is enjoined, or if PTL believes that the Software is likely to become the subject of a claim of infringement or to be enjoined, PTL will have the option, at its expense, (a) to procure for Licensee the right to continue using the infringing or potentially infringing Software; or (b) to replace the infringing or potentially infringing Software with a non-infringing functionally equivalent Software; or (c) to modify the infringing or potentially infringing Software so it becomes non-infringing but functionally equivalent.

10.3 PTL's obligations stated under this Section 10 will not apply to any claim, suit or proceeding (a) to the extent it is based upon any Modification of the Software other than by PTL or the combination of the Software with non-PTL hardware or software, if the claim, suit or proceeding would have been avoided if the Software had not been so modified or combined, (b) based on Licensee's use of other than the latest release of the Software, if the claim, suit or proceeding would have been avoided by use of such latest release, (c) based on the use of the Software in practicing any process that is not inherent in the operation of the Software itself, and/or (d) based on a modified version of the Software made by PTL in compliance with Licensee's instructions, designs or specifications.

10.4 This Section 10 sets forth the entire obligation of PTL, and Licensee's exclusive remedy, for the actual or alleged infringement of any patent, copyright, trade secret or other intellectual property right, of any person or entity by any Software or other item, material, or service provided by PTL under, or in collection with, this Agreement.

11.0 LIMITATION OF LIABILITY

11.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY REASON OTHER THAN AS EXPRESSLY SET FORTH HEREIN. WITH THE EXCEPTION OF ANY BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 9.0, THE PARTIES AGREE THAT
REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY UNDER ANY OR ALL PROVISIONS OF THIS
AGREEMENT FOR ALL CAUSES OF ACTION ON A CUMULATIVE BASIS EXCEED FIVE HUNDRED THOUSAND DOLLARS ("LIMITATION CAP"). THIS PARAGRAPH NOTWITHSTANDING, LICENSEE UNDERSTANDS AND AGREES THAT THE LIMITATION CAP AND THE WAIVER OF CONSEQUENTIAL, INDIRECT, INCIDENTAL AND SPECIAL DAMAGES SHALL NOT APPLY TO ANY INTENTIONAL, OR WILLFUL ACTS, OR ACTS OF GROSS NEGLIGENCE, BY EITHER LICENSEE OR ITS CONTRACTORS THAT RESULTS IN THE

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Phoenix Technologies Ltd./Confidentia1         Phoenix Agreement Number 14820100

UNAUTHORIZED DISCLOSURE OR UNAUTHORIZED USE OF THE SOFTWARE. FOR THE PURPOSES OF THIS SECTION CONSEQUENTIAL DAMAGES SHALL MEAN THOSE DAMAGES WHICH MAY BE AWARDED BY A COMPETENT COURT OF LAW FOR RELATED TO THE LOST REVENUE AND/OR COST OF CREATING OR RESTORING PROPERTY DAMAGED OR INJURED AS A RESULT OF LICENSEE'S UNLAWFUL CONDUCT OR BREACH OF THIS AGREEMENT.

11.2 Licensee agrees that the limitations of liability and disclaimers of this Agreement will apply regardless of whether Licensee has accepted any Software or any other product or service delivered by PTL. The parties agree that PTL has set its prices and entered into this Agreement reliance upon such limitations and disclaimers, that the same reflect an allocation of risk between the parties (including the risk that a contract remedy may fail of its essential purpose and cause consequential loss), and that the same form an essential basis of the bargain between the parties.


12.0 INDEMNITY OF PTL

Except for PTL's obligations as expressly set forth herein, Licensee will at its expense defend, indemnify and hold PTL harmless PTL, from any and all actions, claims, costs, liabilities, losses, and expenses including, but not limited to, reasonable attorneys' fees and cost of suit, incurred by PTL as a result of or arising from Licensee's: (l) use, misuse, or modification of the Software, as well as its reliance thereon or interpretations thereof in creating any resulting designs and/or products; or (2) its sublicensing, sale or other disposition of said designs or products. The foregoing obligations upon Licensee apply only if: (a) PTL gives Licensee written notice of any claims and/or settlement claims within twenty (20) days of such claim and/or threatened claim;
(b) PTL allows Licensee to solely direct and control the defense and/or settlement of the claim; and (c) PTL provides Licensee with the authority, information and assistance (at Licensee's expense) that Licensee reasonably requests to defend the claim, gives all relevant and available evidence PTL's possession (subject to an acceptable confidentiality agreement and/or the securing of a protective order if disclosure is required pursuant to a court order), and gives reasonable assistance to Licensee in the defense of such claim or threatened claim.

13.0 TERM AND TERMINATION


13.1 The term of this Agreement will begin upon the Effective Date and will continue until terminated, as set forth herein.

13.2 If either party breaches a material provision and where capable of remedy does not cure such breach within thirty (30) days after written notice from the other party, such other party will have the right at its option to: (a) suspend performance or payment until such breach is cured; (b) terminate this Agreement,
(c) seek a combination of (a) and (b) and those remedies available at law or equity to the extent not limited by the terms of this Agreement. If the breach involves a delay in or failure to pay money when due, the cure period will be ten (10) days rather than thirty (30) days. The election of (a), (b) or (c) above wil1 not excuse the breaching party from any obligation arising prior to the date of such election.

13.3 Should either party: (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; and/or (e) institute any proceedings for 1iquidation or winding up; then the other party may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

13.4 Upon termination of this Agreement, the licenses and rights granted hereunder and the obligations imposed hereunder will cease except as otherwise expressly set forth herein. Upon termination, Licensee will return the Software including all copies and documentation pertaining thereto in Licensee's possession and those copies furnished to any Manufacturer, and will notify through one of Licensee's officers, in writing, of such return within thirty
(30) days of termination. The ownership, confidentiality, warranties, indemnity, 1imitation of liability, payment of fees, obligations upon termination, and general provisions of this Agreement will survive the termination of this Agreement indefinitely, unless otherwise specified in the respective section.


14.0 GENERAL

14.1 Licensee and PTL agree that this Agreement constitutes the complete Agreement and understanding between the parties with respect to the subject matter herein. This Agreement supersedes all prior agreements, understandings, and negotiations, whether written or verbal, with respect to the subject matter herein. No amendment or modification of this Agreement will be effective unless it is set forth in a writing which refers to the particular provisions so amended or modified and is executed by authorized representatives of both parties.

14.2 Notices will be sent by first class mail or express mail, postage prepaid, by courier or other personal delivery, or by facsimile (with telephonic confirmation of receipt) to the parties at the addresses specified at the beginning of this Agreement or to such other address as a party designates in writing to the other party. Notices to PTL will be sent to the attention of the Legal Department.

14.3 Licensee agrees that it will not export any Software or other materials provided by PTL hereunder in violation of any law, statute or regulation, including the United States Export Administration Act and regulations thereunder.

14.4 This Agreement will be governed by and construed in accordance with the internal laws of the State of California, without regard to or application of choice of law rules. All disputes which arise in connection with this Agreement will be resolved in the state and federal Courts in California and Licensee hereby submits to the personal jurisdiction of such courts.

14.5 No third party will have any rights under this Agreement. The parties are independent contractors, and neither party will have any right or power to create any obligation or responsibility on behalf of the other party.

Phoenix Technologies Ltd./Confidential         Phoenix Agreement Number 14820100


14.6 The disclosing party shall be entitled to seek temporary and/or permanent equitable relief (including injunctive relief in the event of any actual or threatened breach of this Agreement by the receiving party, it being agreed that monetary damages may be insufficient to adequately compensate the disclosing party.

14.7 Licensee may not assign its rights or delegate its duties under this Agreement without the prior written consent of PTL, which consent will not be unreasonably withheld. Any attempted assignment or delegation by Licensee without PTL's prior written consent will be void and will give PTL the right to terminate this Agreement on written notice to Licensee. Subject to the foregoing this Agreement will inure to the benefit of and be binding on the respective successors and assigns of the parties.

14.8 Waiver by either party of nonperformance or any breach of any provision of this Agreement will not operate as a waiver of any subsequent nonperformance or other breach of the same or any other provision. The failure by a party to exercise any of its rights under this Agreement will not be deemed to constitute a waiver of any of such rights, or other rights or remedies available to such party.

14 9 Each party represents to the other that it has all authority to enter into this Agreement and to perform the obligations hereunder. PTL further represents it has all right, title, and interest and/or license rights in the Software necessary to grant the licenses and has not taken any action or suffered any action to be taken with respect to the Software which would restrict or affect the license rights granted hereunder.

This Agreement is entered into on behalf of the parties by their duly authorized representatives.


PTL:  Phoenix Technologies, Ltd.

Signature    /s/ Stuart J. Nichols
             -----------------------------------

Print Name:  Stuart J. Nichols
             -----------------------------------
Title:       V.P. General Counsel, and Secretary
             -----------------------------------
Date:        3/5/98
             -----------------------------------

Licensee: Maker Communications, Inc.

Signature:   /s/ Mitchell Mackoff
             -----------------------------------

Print Name:  Mitchell Mackoff
             -----------------------------------
Title:       Vice President & CFO
             -----------------------------------
Date:        2/27/98
             -----------------------------------

Confidential                                  Phoenix Agreement Number 14820200


                           PHOENIX TECHNOLOGIES LTD.
                        SUPPORT AND MAINTENANCE ADDENDUM

     This Support and Maintenance Addendum ("Addendum") is entered into and is effective as of February 12, 1998, ("Effective Date") between Phoenix Technologies Ltd., a Delaware corporation having its principal place of business at 411 East Plumeria Drive, San Jose, California 95134 U.S.A. ("Phoenix") and Maker Communication, Inc., a Delaware corporation having its principal place of business at 73 Mount Wayte Avenue, Framingham, Massachusetts 01702 ("Licensee"). Phoenix and Licensee have previously entered into a Technology License Agreement, Phoenix Agreement Number 14820100, dated February 12, 1998 ("Controlling Agreement"), where Licensee has licensed certain Phoenix Virtual Chips software ("Software").

1.0  SUPPORT AND MAINTENANCE

1.1 Phoenix will provide response to questions Licensee has with regard to the Software ("Support"). Such Support shall be between the hours of 8:00 am. and 5:00 p.m. Pacific Time, Monday through Friday (exclusive of Phoenix holidays), and is limited to by (a) telephone at 1-888-482-4477, (b) Facsimile at
(408)570-1230, or (c) electronic mail at support@vchips.com. Licensee shall advise Phoenix, in writing, of no more than four users of the Software who will be the contact with Phoenix for such Support ("Contact Persons"). Any additional Contact Persons must be agreed to, in writing, by Phoenix.

1.2 Phoenix will provide Maintenance Updates, herein defined, to the Software and documentation.

     1.2.1 Maintenance Updates shall mean all changes, corrections, additions, and bug fixes to the Software made by Phoenix which are not Major Enhancements, herein defined.

     1.2.2 Major Enhancements shall mean upgrades or new versions of the Software that provide substantial additional value, or substantial1y extend the performance or improve the performance functionality of the Software. Major Enhancements shall be considered new Software under the Controlling Agreement.

1.3 Phoenix will respond to requests with regard to a Software and/or documentation problem(s) ["Maintenance"]. Such assistance will be prioritized based upon Licensee's assessment, in good faith, of the severity of the problem into one of the following categories:

     1.3.1 Level I Priority: Defect which severely hampers Licensee productivity. Phoenix will use commercially reasonable efforts to fix Defect with a satisfactory work around solution within ten (10) business days and provide a solution in the next scheduled Software or documentation release.

     1.3.2 Level II Priority: Defect which minimally inconveniences Licensee. Phoenix will use commercially reasonable efforts to resolve these Defects and to correct them in the next scheduled Software or documentation release.

2.0  TERM AND FEES

2.1 Support, Maintenance Updates, and Maintenance ("Support Program"), is available for twelve (12) month periods. Support fees for such Support Program are due and payable as set forth in Section 6 of the Controlling Agreement. The Support Program will begin on the date of acceptance of the Purchase Order by Phoenix.

2.2 If Licensee desires to renew such Support Program, Licensee will notify Phoenix, in writing, at least thirty (30) days prior to such Support Program expiration. In the event that Licensee allows the Support Program to expire and subsequently decides to obtain the Support Program then Licensee shall notify Phoenix, in writing. In addition, Licensee shall pay Support Fees and any applicable reinstatement fees to Phoenix.

2.3 Phoenix will issue an Official Quotation to Licensee for such Support Program pursuant to Section 2 of the Controlling Agreement.

3.0 GENERAL

3.1 EXCEPT AS SET FORTH HEREIN, PHOENIX MAKES AND LICENSEE RECEIVES NO OTHER WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO SUPPORT PROGRAM PROVIDED UNDER THIS ADDENDUM, INCLUDING ALL WARRANTS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER OR PERFORMANCE OF THIS ADDENDUM FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR
OBLIGATIONS OF PHOENIX FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY USE, OR PERFORMANCE OF TO SUPPORT PROGRAM OR SERVICES PROVED BY PHOENIX UNDER THIS ADDENDUM.

3.2 Each party acknowledges that it has read this Addendum, understands it, and agrees to be bound by its terms. This Addendum may only be modified by a written instrument duly executed by both parties to this Addendum. The terms and conditions not stated herein shall be as set forth in the Controlling Agreement.

3.3 Licensee may not assign this Addendum, except as set forth in the Controlling Agreement and only in conjunction with the Controlling Agreement.


     This Addendum is entered into on behalf of the parties by their duly authorized representatives.

Phoenix:              Phoenix Technologies Ltd.

Signature:            /s/ Stuart J. Nichols
                      ------------------------------------------------------

Print Name/Title:     Stuart J. Nichols, V.P. General Counsel, and Secretary
                      ------------------------------------------------------

Date:                 3/5/98
                      ------------------------------------------------------


Licensee:             Maker Communications, Inc.
                      ------------------------------------------------------

Signature:            /s/ Mitchell Mackoff
                      ------------------------------------------------------

Print Name/Title:     Mitchell Mackoff/ V.P. & CFO
                      ------------------------------------------------------

Date:                 2/27/98
                      ------------------------------------------------------